UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2004

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive Eden Prairie Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 941-9470

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

1.  Officers Agreement

On December 8, 2004, Fargo Electronics, Inc. and each of Kathleen L. Phillips, Thomas C. Platner, Paul W.B. Stephenson and Jeffrey D. Upin, who constitute all of Fargo’s executive officers (other than the company's President and Chief Executive Officer, Gary R. Holland), executed Officers Agreements pursuant to which Fargo agreed to provide certain benefits to these executives if they are terminated in connection with a change in control of Fargo.  These Officers Agreements are effective January 1, 2005 through December 31, 2005, and are substantially similar to and replace the Direct Report Agreements originally executed in April 2001 and May 2002, which expire by their terms December 31, 2004.

The following brief description summarizes the material terms and conditions of the Officers Agreements.  This summary description is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Officers Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The terms of each agreement are substantially similar, except as noted below.

Under these agreements, these officers are entitled to certain benefits if they are terminated either within 12 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. These executives will not be considered “terminated” for purposes of these agreements if they die or are terminated for “cause”. “Cause” means any of the following:

•                                          the executive’s gross misconduct that is materially and demonstratably injurious to Fargo or any successor;

•                                          the Executive’s willful and continued failure to perform substantially his or her duties with Fargo or any successor (subject to certain health related and other exceptions); or

•                                          the executive’s conviction of willfully engaging in illegal conduct constituting a felony or gross misdemeanor that is materially and demonstrably injurious to Fargo or any successor or that impairs the executive's ability to perform substantially the Executive's duties for Fargo.

The officers will, however, be considered “terminated” if they voluntarily leave Fargo’s employ for “good reason.” “Good reason” means any of the following:

•                                          an adverse and material change in the title, status, position, authority, duties or responsibilities as an executive (not including any such change directly attributable to the fact that Fargo is no longer a public company);

•                                          reduction in base salary or an adverse change in the form or timing of the payment of such salary, subject to certain exceptions;

•                                          failure to cover the executive under substantially similar benefit plans at a substantially similar total cost to the executive;

•                                          relocation of the executive to a different metropolitan area (other than the Minneapolis or St. Paul metropolitan area) than the executive’s existing office;

•                                          failure to obtain a successor’s assent to Fargo’s fulfillment of its obligations under the agreement; or

•                                          any purported termination by Fargo or any successor company of the executive’s employment that is not properly effected.

Upon a termination in connection with a change in control, either by Fargo or its successor with out cause or by the executive for good reason, the executive will be entitled to receive a lump sum cash payment equal to 100% of his or her base salary (except for Mr. Stephenson, who will receive a payment equal to 150% of his base salary). In addition, to the extent that an executive holds stock options that do not fully vest upon a change in control, upon such a termination the executive will receive an additional cash payment equal to the difference between the value of any options that vested in connection with the change in control and the amount that would have been paid had the options fully vested in connection with the change in control.

The Officers Agreements have terms ending on December 31, 2005 and do not provide for any extension or renewal.

2.  Modification of Directors’ Compensation

In view of the additional time directors are spending performing their duties and a review of comparable public company board fees, the Compensation Committee of the Board of Directors of Fargo reviewed the compensation paid to non-employee directors and recommended certain increases in directors’ fees for Fargo’s 2005 fiscal year.  These changes were recommended to the Board of Directors and approved at a meeting of the Board on December 7, 2004, effective January 1, 2005.

During 2005, non-employee directors will receive a $20,000 annual retainer fee.  Members of Fargo’s Audit Committee will receive an annual fee of $3,000, members of Fargo’s other Board committees will receive an annual fee of $2,000, and the Lead Director of the Board, the chair of the Audit Committee and the chair of each other Board committee will receive annual stipends of $8,000, $7,000 and $3,000 each, respectively.  All cash compensation will be paid quarterly.  As in 2004, directors will be reimbursed for travel expenses for attending meetings of the board and any board or advisory committees.

In addition to the cash compensation, each non-employee director will receive a stock option grant of 5,000 shares on the date of Fargo’s 2005 annual meeting.  These option grants will vest ratably over four years.

Prior to the increase, non-employee directors received a $10,000 annual retainer fee, $1,000 for each regular meeting of the board of directors, $500 for each committee meeting and $250 for each meeting by teleconference.  The chair of each committee received $750 for each in person committee meeting and $500 for each committee meeting by teleconference.  The Lead Director also received additional annual compensation of $4,000.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

Not Applicable

(b)                                 Pro Forma Financial Information.

Not Applicable

(c)                                  Exhibits.

Exhibit No.	Description
10.1	Form of Officers Agreement dated December 8, 2004

10.2	2005 Non-Employee Director Compensation Summary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

By:	/s/ Gary R. Holland
Gary R. Holland
Chairman of the Board, President and
Chief Executive Officer
Dated: December 13, 2004

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Form of Officers Agreement dated December 8, 2004	Filed herewith

10.2	2005 Non-Employee Director Compensation Summary	Filed herewith